MMA Capital Management Announces New Board Member and Completion of Share Purchase by Hunt

BALTIMORE, June 26, 2018 /PRNewswire/ -- MMA Capital Management, LLC (NASDAQ: MMAC) ("MMA Capital" or "the Company") today announced the election of James C. ("Chris") Hunt to its Board of Directors (the "Board") and the completion of a share purchase by affiliates of Hunt Companies, Inc. (collectively, "Hunt"). The Company and Hunt previously entered into a Master Transaction Agreement, dated January 8, 2018, by and among the Company, Hunt and certain of their affiliates ("MTA"), pursuant to which, among other things, the Company agreed to issue and sell, and Hunt agreed to purchase and acquire, an aggregate of 250,000 shares of the Company's common shares in two private placement issuances at an average purchase price of $33.50 per share. The initial purchase of 125,000 common shares occurred on March 9, 2018 at a purchase price of $33.00 per share, generating $4,125,000 of proceeds for the Company. Today, Hunt purchased the remaining 125,000 common shares of its share purchase obligation at $34.00 per share, generating $4,250,000 of proceeds for the Company. In addition, with the completion of the second share purchase by Hunt, the Company approved the election of Mr. Hunt to the Board effective immediately. Mr. Hunt was previously nominated as an observer to the Board on January 8, 2018 in connection with the execution of the MTA.

Michael Falcone, MMA Capital's Chief Executive Officer stated, "Today represents another in the series of events set in motion in January where we sought to generate shareholder value through simplifying our balance sheet, reducing overhead, and increasing transparency, while preserving our net operating losses and our attractively priced long-term subordinate debt. With the second share purchase completed Hunt owns greater than 4% of the shares outstanding, creating significant alignment with the shareholders as we move forward in the coming years. In addition, we officially welcome Chris Hunt to full voting status with the Board, solidifying access to the breadth of investment and operational experience that he and the Hunt team bring to the Company."

About MMA Capital

MMA Capital primarily invests in debt associated with affordable housing and renewable energy. MMA Capital is externally managed and advised by Hunt Investment Management, LLC, an affiliate of Hunt Companies, Inc. For additional information about MMA Capital Management, LLC (NASDAQ: MMAC), please visit MMA Capital's website at www.mmacapitalmanagement.com. For additional information about Hunt Investment Management, LLC, please see its Form ADV and brochure (Part 2A of Form ADV) available at https://www.adviserinfo.sec.gov.

Cautionary Statement Regarding Forward-Looking Statements

This Release and oral statements made from time to time by representatives of the Company contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are indicated by words or phrases such as "may," "will," "should," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "seek," "would," "could," and similar words or phrases.

Forward-looking statements are based largely on the Company's expectations and judgments at the date of this Release regarding future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from the future results, performance or achivements expressed in or implied by such forward-looking statements. There are many factors that could cause actual conditions, events or results to differ from those anticipated by the forward-looking statements contained in this Release. These factors include changes in market conditions that affect the willingness of potential investors or lenders to provide us with debt or equity, changes in market conditions that affect the value or marketability of assets we own, changes in market conditions or other factors that affect our access to cash that we may need to meet our commitments to other persons, changes in interest rates or other conditions that affect the value of mortgage loans we have made, changes in interest rates that affect our cost of funds, tax laws, environmental laws or other conditions that affect the value of the real estate underlying mortgage loans we own, changes in tax laws or other things beyond our control that affect the tax benefits available to us and our investors and other risk factors identified in the Company's Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission.. Readers are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MMA CAPITAL MANAGEMENT: INTEGRITY. INNOVATION. SERVICE.
www.mmacapitalmanagement.com

CONTACT: Brooks Martin, Investor Relations, (855) 650-6932